REGISTRATION NO. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                         CROSSMANN COMMUNITIES, INC.
            (Exact name of registrant as specified in its charter)
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

             INDIANA                        35-1880120
- ---------------------------------  -------------------
(State or other jurisdiction          (I.R.S. Employer
of incorporation or organization)  Identification No.)
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                          9202 North Meridian Street
                          Indianapolis, Indiana  46260
                   (Address of principal executive offices)

                         CROSSMANN COMMUNITIES, INC.
                         401(k) PROFIT SHARING PLAN
                           (Full title of the plan)

                              John B. Scheumann
                                 Chairman and
                           Chief Executive Officer
                          9202 North Meridian Street
                        Indianapolis, Indiana  46260
                   (Name and address of agent for service)

                                (317) 843-9514
        (Telephone number, including area code, of agent for service)

                                  Copies to:

                               Steven K. Humke
                          Ice Miller Donadio & Ryan
                        One American Square, Box 82001
                         Indianapolis, Indiana 46282

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

                                  Proposed       Proposed
 Title of                         Maximum        Maximum
Securities         Amount         Offering       Aggregate    Amount of
  to be            to be          Price          Offering     Registra-
Registered         Registered     Per Share(1)   Price(1)     tion Fee(1)
- -----------------  -------------  -------------  -----------  ------------

Common Shares,     47,619 Shares  $       21.00  $ 1,000,000  $        345
without par value

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(1) The registration fee has been calculated pursuant to Rule 457(c) and
    (h) under the Securities Act of 1933 based upon the average of the high and low sale prices for the Common Shares on May 28, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
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The  Index  to  Exhibits  is  located at page 3 in the sequential numbering system.

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                            CROSS-REFERENCE SHEET

                 BETWEEN ITEMS IN FORM S-8 AND THE PROSPECTUS
                   PURSUANT TO REGULATION S-K, ITEM 501(B)

ITEM  NUMBER                                                        PROSPECTUS
CAPTIONS



1(a).   General Plan Information            Background of Your Plan;
                                            Miscellaneous Information
                                            Administrative Information
1(b).   Securities to be Offered            Investing the Contributions
1(b).   Employees Who May Participate       Participation
        in the Plan
1(d).   Purchase of Securities Pursuant to  Participation; Making Your
        Plan and Payment for Securities     Contributions; Company
        Offered                             Contributions; Investing
                                            the Contributions;
                                            Miscellaneous Information
1(e).   Resale Restrictions                 Not Applicable
1(f).   Tax Effects of Plan Participation   Background of Your Plan; Making
                                            Your Contributions; Applying for
                                            a Benefit
1(g).   Investment of Funds                 Investing the Contributions
1(h).   Withdrawal from the Plan;           Retiring Under the Plan; Death
        Assignment of Interest              Benefits Under the Plan; Leaving
                                            Employment Before Retirement;
                                            Applying for a Benefit; In-Service
                                            Withdrawals and Loans;
                                            Miscellaneous Information
1(i).   Forfeitures and Penalties           Vesting and Service
1(j).   Charges and Deductions and          Miscellaneous Information
        Liens Therefor
2.      Registrant Information and          Available Information
        Employee Plan Annual
        Information

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                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                         CROSSMANN COMMUNITIES, INC.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

       The following information heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

        (a) The registrant's latest Annual Report on Form 10-K.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (c) The information set forth under the caption "Description of Common Shares" in the registrant's Registration Statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended, Registration No. 33-68396, as incorporated by reference to the Registrant's Registration Statement on Form 8-A filed pursuant to
            Section 12(g) of the Exchange Act, dated October 8, 1993, including any amendments or reports filed for the purpose of updating that description.

      All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

      The Indiana Business Corporation Law ("BCL") provides that a corporation may indemnify against liability (including amounts paid in settlement) of a person made a party to a proceeding because of the person's service as a director, officer, employee or agent of the corporation if a determination is made by the board of directors, a committee thereof, legal counsel or the shareholders that the person acted in good faith and reasonably believed (in the case of action taken in the person's official capacity with the corporation) that his or her conduct was in the corporation's best interests or (in all other cases) at least not opposed to its best interests; and, in the case of any criminal proceeding, the person had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe it was unlawful. Directors, officers, employees and agents must be indemnified against reasonable expenses incurred in a proceeding if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. The BCL provides that it is not exclusive of other rights of indemnification that a person may have under the articles of incorporation, bylaws, resolution of the board of directors or shareholders or other authorization of the shareholders, and permits the corporation to purchase insurance on behalf of directors, officers, employees and agents against liability asserted against them in those capacities.

     Reference is made to Article VIII of the Amended and Restated Articles of Incorporation of Crossmann Communities, Inc. concerning indemnification of directors and officers.

          Crossmann Communities, Inc. has obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of Crossmann Communities, Inc. and its subsidiaries against certain losses caused by an error, misstatement or misleading statement, wrongful act, omission, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     (a)     See Index to Exhibits.

     (b)     See Item 9.  Undertakings.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:
       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



Provided, however, that paragraphs 1(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (6) The registrant has submitted the Plan to the Internal Revenue Service ("IRS") and undertakes that it will submit in a timely manner any amendments to the Plan and will make any and all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.



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                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 3, 1996.

CROSSMANN COMMUNITIES, INC.

By:  /s/ John B. Scheumann
John B. Scheumann, Chairman and
Chief Executive Officer

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                             POWER OF ATTORNEY

      Know all men by these presents, that each person whose signature appears below constitutes and appoints John B. Scheumann and Richard H. Crosser and each or any of them (with full power to act alone), his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 3, 1996 by the following persons in the capacities indicated:
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

/s/ John B. Scheumann                                        Chairman of the Board of Directors;
- -----------------------
John B. Scheumann        Chief Executive Officer

/s/ Richard H. Crosser   Director; President and
- -----------------------
Richard H. Crosser       Chief Operating Officer

/s/ Jennifer A. Holihen  Director; Chief Financial Officer;
- -----------------------
Jennifer A. Holihen      Treasurer; Secretary

/s/ James C. Shook       Director
- -----------------------
James C. Shook

/s/ Larry S. Wechter     Director
- -----------------------
Larry S. Wechter
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      Pursuant to the requirements of the Securities Act of 1933, the trustees of the employee benefit plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on June 3, 1996.


CROSSMANN COMMUNITIES, INC. 401(k)
PROFIT SHARING PLAN

                              By: /s/ Jennifer A. Holihen
                                  Jennifer A. Holihen, Trustee


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                                 CROSSMANN COMMUNITIES, INC.
                                    Registration Statement
                                              on
                                           Form S-8

                                      INDEX TO EXHIBITS
Exhibit Number
Assigned in
Regulation S-K
Item 601                Description of Exhibit





 (4)   4.1     Specimen certificate for Common Shares, without par value.
               (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Form S-1
               Registration Statement No. 33-68396.)
       4.2     Amended and Restated Articles of Incorporation of the Company
               (Incorporated by reference to Exhibit 3.1 to Form S-1 Registration Statement
               No. 33-68396.)
       4.3     Bylaws of the Company, as amended (Incorporated by reference to Exhibit 3.2 to Form S-1 Registration Statement No. 33-68396.)

(5)    5.1     Opinion of Ice Miller Donadio & Ryan.
(15)           No exhibit.
(23)   23.1    Consent of Ice Miller Donadio & Ryan (Included as a part of Exhibit 5.1).
       23.2    Consent of Deloitte & Touche LLP.
       23.3    Consent of Ernst & Young LLP.
(24)   24.1    Power of Attorney (see Signature Page).
(28)           No exhibit.
(99)           No exhibit


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